Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Third Quarter 2024 Results

Approaching One Million Activated TiVo OS Smart TVs; On Track to Achieve Year-End Goal of Two Million Smart TVs

Awarded DTS AutoStage Video Win with a Japanese Car Company

Exceeded Year-End Target of 2.4M Video over Broadband Subscriber Households

Closed Perceive Asset Sale for Gross Proceeds of $80 Million in Cash

San Jose, Calif. (November 6, 2024) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced third quarter 2024 financial results for the three-month period ended September 30, 2024.

“With the Perceive transaction now closed, we are fully focused on entertainment-based solutions to grow our independent media platform and licensing businesses. Our TiVo OS Smart TV footprint is approaching one million units, and with accelerating partner activity we believe we remain on-track toward our year-end target of two million active connected devices,” said Jon Kirchner, chief executive officer of Xperi.

Mr. Kirchner continued, “Our innovation pipeline continues to yield exciting new product solutions, including those benefiting from our prior work in the AI space. As an example, we recently launched our award-winning, AI-driven DTS Clear Dialogue solution, which addresses a real-world problem for TV audiences – dialogue intelligibility. Lastly, and very importantly, our business transformation efforts have helped us drive operating leverage and deliver meaningful improvements in our profitability metrics, in line with the three-to-five-year targets that we announced in September of 2022.”

Financial Highlights

	Q3 FY24	Q3 FY23
GAAP Highlights ($ millions, except per share data)
Revenue	$132.9	$130.4	[1]
GAAP operating loss	$(18.6)	$(31.1)
GAAP net loss[2]	$(16.8)	$(41.4)
GAAP loss per share[2]	$(0.37)	$(0.96)

Non-GAAP[3] Highlights ($ millions, except per share data)	Q3 FY24	Q3 FY23
Revenue	$132.9	$130.4	[1]
Non-GAAP operating income	$24.5	$4.3
Non-GAAP net income/(loss)[2]	$23.3	$(3.3)
Non-GAAP earnings/(loss) per share[2]	$0.51	$(0.08)
Non-GAAP adjusted EBITDA	$31.4	$9.3

1 The contribution from AutoSense and the related imaging business, which was divested on January 31, 2024, accounted for $5.3 million of revenue in Q3 2023.

2 Attributable to the Company.

3 For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Recent Key Operating Achievements

Media Platform

•
TiVo OS footprint is now approaching one million activated Smart TVs and tracking toward our year-end goal of two million Smart TVs.

•
Global TV manufacturers and retailers are accelerating the deployment of “Powered by TiVo” Smart TVs in important growth markets.
•
Smart TVs “Powered by TiVo” are now generally available across Europe from Panasonic, Argos, Sharp and numerous Vestel brands.

Connected Car

•
Awarded our second DTS AutoStage video design win by a Japanese automotive OEM with deployments expected to begin in 2025.
•
Signed a new AutoStage license agreement with an American car company.
•
AutoStage is now integrated into more than eight million vehicles across 146 countries – double the number of vehicles since August 2023 – with more than five million vehicles in North America that utilize both AutoStage and HD Radio.
•
HD Radio is now being deployed in new models from Ford, Cadillac, Volkswagen, Audi, Porsche, Mercedes-Benz, Genesis, BMW, Nissan, and Aston Martin.

Pay TV

•
Ended Q3 2024 with over 2.4 million Video-over-Broadband (IPTV) subscriber households, continuing the trend of consecutive quarters of double-digit year-over-year subscriber growth.
•
We executed an agreement with NCTC for a new Broadband TV solution, providing a low-cost over-the-top content bundle for operators, expanding the opportunity for U.S.-based monetization through our TiVo platform.
•
Expanded TiVo Broadband with the signing of two new operators (MSC and Westman) bringing the total number of operators to 12, of which eight were added this year.
•
Signed a significant multi-year classic guide renewal with Panasonic, extending the commercial use of our core Pay TV technology.

Consumer Electronics

•
We launched DTS Clear Dialogue, a new on-device solution that leverages the latest advancements in AI-based audio processing to improve dialogue intelligibility for TVs. At the IFA Berlin tradeshow in September, our Clear Dialogue solution won two Best of IFA awards.
•
Signed multiple renewals with existing customers, including Vestel, Honor, and Masimo.

Perceive

•
Announced sale to Amazon.com Services LLC for gross proceeds of $80 million in cash.
•
Transaction was announced on August 19th and closed on October 2nd.
•
With additional tax planning, net proceeds now expected to be approximately $60 million.

Capital Allocation

•
Repurchased approximately 1.1 million shares in the quarter at an average price of $8.92.

Financial Outlook

The Company makes the following updates to the 2024 outlook ranges previously provided:

Category	Original Outlook	Revised Outlook
Revenue	$500M to $530M	$490M to $505M
Non-GAAP Adjusted EBITDA Margin[1,2]	12% to 14%	14% to 16%

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Non-GAAP Adjusted EBITDA Margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

Conference Call Information

The Company will hold its third quarter 2024 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, November 6, 2024. To access the call toll-free, please dial 1-888-596-4144, otherwise dial 1-646-968-2525. The conference ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Q3 2024 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, expectations regarding acceleration of revenue in our key growth markets and Non-GAAP Adjusted EBITDA Margin growth, the deployment by third parties of their products that use our technology, objectives for future operations, and ongoing strategies and operating initiatives, including, without limitation, subscriber and device targets, expansion expectations, our media platform and licensing businesses growth, reduction of expenses, and net proceeds from the Perceive asset sale. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2024 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, DTS Play-Fi, and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss) attributable to the Company, Non-GAAP Net Income/(Loss) Per Share attributable to the Company, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted EBITDA Margin.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation, amortization of intangible assets, transaction and integration costs related to actual or planned acquisitions, financing, and divestitures; severance and retention costs; restructuring costs; separation costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) attributable to the Company is defined as GAAP Net Income/(Loss) attributable to the Company excluding the impact of stock-based compensation, amortization of intangible assets, transaction and integration costs related to actual or planned acquisitions, financing, and divestitures; severance and retention costs; restructuring costs; separation costs; and other items not indicative of our ongoing operating performance, and related tax effects for each adjustment. Non-GAAP Net Income/(Loss)

Per Share attributable to the Company is defined as Non-GAAP Income/(Loss) attributable to the Company divided by diluted Non-GAAP weighted average shares outstanding.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense, income taxes, stock-based compensation, depreciation expense, amortization of intangible assets, amortization of capitalized cloud computing costs, transaction and integration costs related to actual or planned acquisitions, financing, and divestitures; severance and retention costs; restructuring costs; separation costs; and other items not indicative of our ongoing operating performance. Non-GAAP Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Mike Iburg

VP, Investor Relations

+1 408-321-3827

ir@xperi.com

Media Contact:

Amy Brennan

Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

# # #

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$132,891	$130,390	$371,326	$384,101
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	27,484	26,413	86,193	85,061
Research and development	53,627	56,436	149,189	166,993
Selling, general and administrative	56,483	59,620	165,938	173,893
Depreciation expense	2,918	4,248	9,780	12,543
Amortization expense	10,934	14,724	33,015	44,349
Impairment of long-lived assets	—	—	—	1,096
Total operating expenses	151,446	161,441	444,115	483,935
Operating loss	(18,555)	(31,051)	(72,789)	(99,834)
Interest and other income (expense), net	2,379	(580)	4,711	2,186
Interest expense - debt	(756)	(756)	(2,252)	(2,246)
Gain on divestiture	—	—	22,934	—
Loss before taxes	(16,932)	(32,387)	(47,396)	(99,894)
Provision for income taxes	2,899	9,685	16,437	14,481
Net loss	(19,831)	(42,072)	(63,833)	(114,375)
Less: net loss attributable to noncontrolling interest	(3,026)	(646)	(3,609)	(2,554)
Net loss attributable to the Company	$(16,805)	$(41,426)	$(60,224)	$(111,821)
Net loss per share attributable to the Company - basic and diluted	$(0.37)	$(0.96)	$(1.33)	$(2.61)
Weighted-average number of shares used in net loss per share calculations - basic and diluted	45,683	43,316	45,180	42,774

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$72,686	$142,085
Accounts receivable, net	62,368	55,984
Unbilled contracts receivable, net	84,797	64,114
Prepaid expenses and other current assets	37,686	38,874
Assets held for sale	1,306	15,860
Total current assets	258,843	316,917
Note receivable, noncurrent	29,131	—
Deferred consideration from divestiture	6,530	—
Unbilled contracts receivable, noncurrent	40,877	18,231
Property and equipment, net	43,505	41,569
Operating lease right-of-use assets	31,070	39,900
Intangible assets, net	174,037	206,895
Deferred tax assets	5,060	5,093
Other noncurrent assets	26,944	32,781
Assets held for sale, noncurrent	171	12,249
Total assets	$616,168	$673,635
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$19,308	$20,849
Accrued liabilities	105,560	109,961
Deferred revenue	26,378	28,111
Short-term debt	50,000	—
Liabilities held for sale	67	6,191
Total current liabilities	201,313	165,112
Long-term debt	—	50,000
Deferred revenue, noncurrent	20,371	19,425
Operating lease liabilities, noncurrent	20,496	30,598
Deferred tax liabilities	7,016	6,983
Other noncurrent liabilities	11,143	4,577
Liabilities held for sale, noncurrent	6	9,805
Total liabilities	260,345	286,500
Equity:
Common stock	45	44
Additional paid-in capital	1,256,372	1,212,501
Accumulated other comprehensive loss	(3,337)	(2,865)
Accumulated deficit	(875,670)	(805,448)
Total Company stockholders’ equity	377,410	404,232
Noncontrolling interest	(21,587)	(17,097)
Total equity	355,823	387,135
Total liabilities and equity	$616,168	$673,635

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(63,833)	$(114,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain from divestiture	(22,934)	—
Depreciation of property and equipment	9,780	12,543
Amortization of intangible assets	33,015	44,349
Stock-based compensation expense	45,309	51,681
Impairment of long-lived assets	—	1,096
Deferred income taxes	66	(1,022)
Other	(2,410)	(162)
Changes in operating assets and liabilities:
Accounts receivable	(8,554)	188
Unbilled contracts receivable	(43,518)	(13,556)
Prepaid expenses and other assets	4,684	1,264
Accounts payable	(328)	87
Accrued and other liabilities	(7,047)	(3,229)
Deferred revenue	(799)	537
Net cash used in operating activities	(56,569)	(20,599)
Cash flows from investing activities:
Purchases of property and equipment	(3,304)	(4,718)
Capitalized internal-use software	(9,175)	(4,714)
Purchases of intangible assets	(157)	(149)
Net cash used in divestiture	(227)	—
Net cash used in investing activities	(12,863)	(9,581)
Cash flows from financing activities:
Repurchases of common stock	(9,999)	—
Proceeds from issuance of common stock under employee stock purchase plan	4,328	5,850
Withholding taxes related to net share settlement of equity awards	(6,645)	(4,313)
Net cash (used in) provided by financing activities	(12,316)	1,537
Effect of exchange rate changes on cash and cash equivalents	—	46
Net decrease in cash and cash equivalents	(81,748)	(28,597)
Cash and cash equivalents at beginning of period (1)	154,434	160,127
Cash and cash equivalents at end of period	$72,686	$131,530
(1)
Includes $12.3 million of cash and cash equivalents classified as held for sale at December 31, 2023.

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,
	2024	2023
Reconciliation of net income (loss) attributable to the Company:
GAAP net loss attributable to the Company	$(16,805)	$(41,426)
Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation(1)	15,249	17,622
Amortization of intangible assets	10,934	14,724
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs(2)	7,961	1,904
Severance and retention(3)	9,184	1,149
Income tax adjustment(4)	(3,216)	2,764
Non-GAAP net income (loss) attributable to the Company	$23,307	$(3,263)

(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$822	$806
Research and development	$5,225	$6,584
Selling, general and administrative	$9,202	$10,232
(2) Transaction, separation, integration and restructuring costs included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$—	$—
Research and development	$4,324	$—
Selling, general and administrative	$3,384	$1,904
Interest and other income (expense), net	$253	$—
(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$542	$—
Research and development	$6,287	$471
Selling, general and administrative	$2,355	$678

(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Reconciliation of net income (loss) per share attributable to the Company:
GAAP net loss attributable to the Company	$(0.37)	$(0.96)
Adjustments to GAAP net loss per share attributable to the Company:
Stock-based compensation	0.33	0.41
Amortization of intangible assets	0.24	0.34
Transaction, separation, integration and restructuring related costs	0.38	0.07
Income tax adjustment	(0.07)	0.06
Non-GAAP net income (loss) per share attributable to the Company	$0.51	$(0.08)

GAAP weighted-average number of shares - basic and diluted	45,683	43,316
Non-GAAP weighted-average number of shares - diluted	45,837	43,316

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2024	2023
GAAP operating loss	$(18,555)	$(31,051)
Adjustments to GAAP operating loss:
Stock-based compensation	15,249	17,622
Amortization of intangible assets	10,934	14,724
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs	7,708	1,904
Severance and retention	9,184	1,149
Non-GAAP operating income	$24,520	$4,348

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2024	2023
GAAP net loss	$(19,831)	$(42,072)
Adjustments to GAAP net loss:
Interest expense	1,123	770
Provision for income taxes	2,899	9,685
Stock-based compensation	15,249	17,622
Depreciation expense	2,918	4,248
Amortization of intangible assets	10,934	14,724
Amortization of capitalized cloud computing costs	1,003	1,316
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs	7,961	1,904
Severance and retention	9,184	1,149
Non-GAAP Adjusted EBITDA	$31,440	$9,346
Non-GAAP Adjusted EBITDA Margin(1)	23.7%	7.2%
(1)Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.